GUARANTY OF PAYMENT AND PERFORMANCE

THIS GUARANTY OF PAYMENT AND PERFORMANCE (“Guaranty”) is made as of the 21st day of December, 2012, by PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC., a Maryland corporation (“REIT”), PHILLIPS EDISON SHOPPING CENTER OP GP LLC, a Delaware limited liability company (“General Partner”), HERON CREEK STATION LLC, a Delaware limited liability company, and each other Subsidiary Guarantor (as defined in the Loan Agreement (as hereinafter defined)), jointly and severally (collectively, the “Guarantor”) in favor of KEYBank National Association, as administrative agent for the benefit of the Lenders (as defined in the Loan Agreement) (“Administrative Agent”).

R E C I T A L S

A.      Pursuant to the terms of that certain Revolving Loan Agreement between Phillips Edison- ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), Administrative Agent and the Lenders now or hereafter a party thereto of even date herewith (the “Loan Agreement”), the Lenders have agreed to make a revolving loan and other financial accommodations to the Borrower in the principal sum of FORTY MILLION AND 00/100 DOLLARS ($40,000,000.00), increasable to TWO HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($250,000,000.00) as provided in the Loan Agreement (the “Facility”) for the purposes specified in the Loan Agreement.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.      The Loan Agreement provides that the Facility shall be evidenced by one or more Notes.

C.     General Partner is the general partner of the Borrower, the Borrower is a wholly owned subsidiary of REIT, and the Subsidiary Guarantors are wholly owned subsidiaries of Borrower.

NOW, THEREFORE, to induce the Lenders to enter into the Loan Agreement and to make the Facility, and in consideration thereof, Guarantor unconditionally guarantees and agrees as follows:

1.      GUARANTY.  Guarantor hereby, jointly and severally, absolutely and unconditionally guarantees to Lenders the complete payment and performance of the following liabilities, obligations and indebtedness of the Borrower to Lenders:

(a)    the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by the Borrower to the order of the Lenders in the aggregate principal face amount of Forty Million and No/100 Dollars ($40,000,000.00), the Swing Loan Note made by the Borrower to the order of the Swing Loan Lender in the principal face amount of Four Million and No/100 Dollars ($4,000,000.00), together with interest as provided in such Notes and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and

(b)   the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other Note as may be issued under the Loan Agreement (the Notes described in subparagraph (a) above and described in this subparagraph (b) are hereinafter referred to collectively as the “Notes”); and

(c)    the full and prompt payment and performance when due of any and all obligations of the Borrower to Lenders under the terms of the Loan Agreement, including, without limitation, any reimbursement obligations with respect to Letters of Credit, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

(d)   the full and prompt payment and performance when due of any and all obligations of the Borrower and any Guarantor under the Security Documents, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

(e)    the full and prompt payment and performance of any and all other obligations of the Borrower and any Guarantor to Lenders under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Notes or the other Loan Documents.

2.      REMEDIES.  If Guarantor fails to promptly perform its obligations under this Guaranty, Administrative Agent may from time to time, and without first requiring performance by the Borrower or exhausting any or all security for the Facility, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Administrative Agent and/or the Lenders as a direct or indirect consequence of the failure of Guarantor to perform its obligations together with interest thereon at the rate of interest applicable to the principal balance of the Notes.  Guarantor hereby agrees and acknowledges that this Guaranty is an instrument for the payment of money, and hereby consents that Administrative Agent, at its sole option, in the event of a default by Guarantor in the payment of any sums due hereunder, shall have the right to bring a motion action under New York CPLR Section 3213.

3.      RIGHTS OF ADMINISTRATIVE AGENT.  Guarantor authorizes Administrative Agent, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) renew or extend all or any portion of the Borrower’s obligations under the Notes or any of the other Loan Documents; (b) declare all sums owing to Administrative Agent and the Lenders under the Notes and the other Loan Documents due and payable upon the occurrence of a Default (as defined in the Loan Agreement) under the Loan Documents; (c) make non‑material changes in the dates specified for payments of any sums payable in periodic installments under the Notes or any of the other Loan Documents; (d) otherwise modify the terms of any of the Loan Documents, including increases in the principal amount of the Notes in accordance with the provisions of the Loan Agreement, but excluding (i) changes in the manner by which interest rates, fees or charges are calculated under the Notes and the other Loan Documents (Guarantor acknowledges that if the Notes or other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date of the Notes where no Default has occurred under the Loan Documents; (e) take and hold security for the performance of the Borrower’s obligations under the Notes or the other Loan Documents and exchange, enforce, waive and release any such security; (f) apply such security and direct the order or manner of sale thereof as Administrative Agent in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Notes or guarantors of the Borrower’s obligations under the Notes or the other Loan Documents; (h) apply payments received by Administrative Agent from the Borrower, Guarantor or any other guarantor to any obligations of the Borrower to the Lenders, in such order as Administrative Agent shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) assign this Guaranty in whole or in part; and (j) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

4.      GUARANTOR’S WAIVERS.  Guarantor waives: (a) any defense based upon any legal disability or other defense of the Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of the Borrower from any cause other than full payment of all sums payable under the Notes or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of the Borrower or any principal of the Borrower or any defect in the formation of the Borrower or any principal of Borrower; (c) any defense based upon the application by the Borrower of the proceeds of the Facility for purposes other than the purposes represented by the Borrower to Administrative Agent or intended or understood by Administrative Agent or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Administrative Agent; (e) any defense based upon Administrative Agent’s failure to disclose to Guarantor any information concerning the Borrower’s financial condition or any other circumstances bearing on the Borrower’s ability to pay all sums payable under the Notes or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Administrative Agent’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Administrative Agent and/or the Lenders may have against the Borrower or any other Guarantor and any right to participate in, or benefit from, any security for the Notes or the other Loan Documents now or hereafter held by Administrative Agent; (j) presentment, demand, protest and notice of any kind; (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; and (l) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled, it being the intention that the obligations of Guarantor hereunder are absolute, unconditional and irrevocable.  These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon or relating to suretyship, priority of liens, relations of debtor and creditor, and judgment in civil trials.  Finally, Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Notes or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

5.      GUARANTOR’S WARRANTIES.  Guarantor warrants and acknowledges that: (a) the Lenders would not make the Facility but for this Guaranty; (b) there are no conditions precedent to the effectiveness of this Guaranty; (c) Guarantor has established adequate means of obtaining from sources other than Administrative Agent and/or the Lenders, on a continuing basis, financial and other information pertaining to the Borrower’s financial condition, the Collateral, the Real Estate Assets and the Borrower’s activities relating thereto and the status of the Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and Administrative Agent has made no representation to Guarantor as to any such matters; (d) the most recent financial statements of Guarantor previously delivered to Administrative Agent are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Administrative Agent) and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; and (e) Guarantor has not and will not, without the prior written consent of Administrative Agent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business.

6.      SUBORDINATION.  Guarantor subordinates all present and future indebtedness owing by the Borrower to Guarantor to the obligations at any time owing by the Borrower to Administrative Agent and the Lenders under the Notes and the other Loan Documents.  Guarantor assigns all such indebtedness to the Administrative Agent for the benefit of the Lenders as security for this Guaranty, the Notes and the other Loan Documents.  Guarantor agrees to make no claim for such indebtedness until all obligations of the Borrower under the Notes and the other Loan Documents have been fully discharged.  Guarantor further agrees not to assign all or any part of such indebtedness unless Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Guaranty.  If Administrative Agent so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Administrative Agent, (b) all security for such indebtedness shall be duly assigned and delivered to Administrative Agent, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for the Lenders and shall be paid over to Administrative Agent for the benefit of the Lenders on account of the Facility but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Administrative Agent deems necessary or appropriate to perfect, preserve and enforce the Lenders’ rights in and to such indebtedness and any security therefor.  If Guarantor fails to take any such action, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor.  The foregoing power of attorney is coupled with an interest and cannot be revoked.

7.      BANKRUPTCY OF BORROWER.  In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against the Borrower relating to any indebtedness of the Borrower to Guarantor and shall assign to Administrative Agent for the benefit of the Lenders all rights of Guarantor thereunder. If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in

Administrative Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Administrative Agent’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Administrative Agent or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Administrative Agent for the benefit of the Lenders the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent for the benefit of the Lenders all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution.  If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.  If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Administrative Agent and/or the Lenders as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

8.      FACILITY SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION.  Guarantor agrees that the Lenders may elect, at any time, to sell, assign, or grant participations in all or any portion of its rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at the Lenders’ sole discretion.  Guarantor further agrees that Administrative Agent and the Lenders may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Administrative Agent and the Lenders with respect to:  (a) the Collateral or the Real Estate Assets and their operation; (b) any party connected with the Facility (including, without limitation, Guarantor, the Borrower, any partner of the Borrower, any constituent partner of the Borrower, any other guarantor and any non-borrower trustor); and/or (c) any lending relationship other than the Facility which Administrative Agent and/or the Lenders may have with any party connected with the Facility.  In the event of any such sale, assignment or participation, Administrative Agent and the Lenders and the parties to such transaction shall share in the rights and obligations of Administrative Agent and the Lenders as set forth in the Loan Documents only as and to the extent they agree among themselves.  In connection with any such sale, assignment or participation, Guarantor further agrees that the Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Administrative Agent, Guarantor shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment, or participation.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

9.      ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS.  This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of the Borrower under the Notes and the other Loan Documents. Administrative Agent may bring a separate action to enforce the provisions hereof against Guarantor without taking action against the Borrower or any other party or joining the Borrower or any other party as a party to such action.

10.  ATTORNEYS’ FEES; ENFORCEMENT.  If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Guaranty, or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, Guarantor shall pay to Administrative Agent for the benefit of the Lenders, immediately upon demand all attorneys’ fees and costs incurred by Administrative Agent or any Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Notes as specified therein.

11.  RULES OF CONSTRUCTION.  The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Notes and the other Loan Documents.  The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa.  All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

12.  CREDIT REPORTS.  Each legal entity and individual obligated on this Guaranty hereby authorizes Administrative Agent to order and obtain, from a credit reporting agency of Administrative Agent’s and Lenders’ choice, a third party credit report on such legal entity and individual.

13.  GOVERNING LAW.  This Guaranty shall pursuant to Section 5-1401 of the New York General Obligations Law be governed by, and construed in accordance with, the laws of the State of New York, except to the extent preempted by federal laws.  Guarantor and all persons and entities in any manner obligated to Administrative Agent and the Lenders under this Guaranty consent to the jurisdiction of any federal or state court within the State of New

York having proper venue and also consent to service of process by any means authorized by New York or federal law.

14.  MISCELLANEOUS. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor, Administrative Agent and the Lenders.  No Guarantor shall assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Administrative Agent and the Lenders.  The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.  Time is of the essence of this Guaranty.

15.  ADDITIONAL PROVISIONS.  Such additional terms, covenants and conditions as may be set forth on any exhibit executed by Guarantor and attached hereto which recites that it is an exhibit to this Guaranty are incorporated herein by this reference.

16.  ENFORCEABILITY.  Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Administrative Agent’s and the Lenders’ consideration for entering into this transaction, Administrative Agent and the Lenders have specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.  Given all of the above, Guarantor does hereby represent and confirm to Administrative Agent and the Lenders that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses.  Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Administrative Agent, and that Administrative Agent and the Lenders are induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

17.  WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS GUARANTY, AND BY ITS ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT AND THE LENDERS, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER

ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND ADMINISTRATIVE AGENT AND THE LENDERS HEREBY AGREE AND CONSENT THAT ANY PARTY TO THIS GUARANTY AND ADMINISTRATIVE AGENT AND THE LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND ADMINISTRATIVE AGENT AND THE LENDERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18.  JOINDER TO CERTAIN COVENANTS IN LOAN AGREEMENT.  Guarantor hereby makes the representations and warranties concerning Guarantor contained in Article 6 of the Loan Agreement as to itself only and covenants and agrees to be bound by the covenants of Guarantor contained in Articles 5 and 8 of the Loan Agreement as to itself only.

19.  NOTICES.  All notices, demands, or other communications under this Guaranty shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Guaranty (or with respect to Administrative Agent and the Lenders, at the address set forth in the Loan Agreement) (subject to change from time to time by written notice to all other parties to this Guaranty).  All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt, the expiration of one (1) Business Day after deposit with a reputable overnight delivery service, or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Guarantors or Administrative Agent and Lenders at the address specified in the Loan Agreement; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

[Signatures on following page]

[Signature page to Guaranty of Payment and Performance]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date appearing on the first page of this Guaranty.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

By:  /s/ Richard J. Smith______________________
Name:  Richard J. Smith______________________
Title:   Vice President________________________

                                                                        PHILLIPS EDISON SHOPPING CENTER

                                                                       OP GP LLC

By:  /s/ Richard J. Smith______________________
Name:  Richard J. Smith______________________
Title:   Vice President________________________

HERON CREEK STATION LLC

By:  /s/ Richard J. Smith______________________
Name:  Richard J. Smith______________________
Title:   Vice President________________________

[End of Signatures]

Guarantors’ Address:

c/o Phillips Edison & Company Ltd.

11501 Northlake Drive

Cincinnati, Ohio  45249

Attention:        Richard Smith

                        Chief Financial Officer